EXHIBIT A
JOINT FILING AGREEMENT
Each of the undersigned agrees that (i) the statement on Schedule 13D relating to the Common Units of EV Energy Partners, L.P. has been adopted and filed on behalf of each of them, (ii) all future amendments to such statement on Schedule 13D will, unless written notice to the contrary is delivered as described below, be jointly filed on behalf of each of them, (iii) the provisions of Rule 13d-i(k)(l) under the Securities Exchange Act of 1934 to apply to each of them. This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.
October 9, 2006

ENERVEST MANAGEMENT PARTNERS, LTD.
By:	EnerVest Management GP, L.C., its general partner
By:	/s/ Mark A. Houser
Mark A. Houser
Executive Vice President and Chief Operating Officer

EVEC HOLDINGS, LLC
By:	EnerVest Management Partners, Ltd., its sole member
By:	EnerVest Management GP, L.C., its general partner
By:	/s/ Mark A. Houser
Mark A. Houser
Executive Vice President and Chief Operating Officer

CGAS EXPLORATION, INC.

By:	/s/ Mark A. Houser
Mark A. Houser
President and Chief Operating Officer

CGAS HOLDINGS, LLC
By:	CGAS Exploration, Inc., its sole member

By:	/s/ Mark A. Houser
Mark A. Houser
President and Chief Operating Officer

/s/ John B. Walker
John B. Walker

/s/ Jon Rex Jones
Jon Rex Jones

/s/ A.V. Jones, Jr.
A.V. Jones, Jr.